Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of Premier VIT
In planning and performing our audits
 of the financial statements of OpCap
 Equity Portfolio OpCap Mid Cap Portfolio
OpCap Small Cap Portfolio OpCap Global
 Equity Portfolio OpCap Managed Portfolio
 OpCap Balanced Portfolio OpCap
Renaissance Portfolio and NFJ
 Dividend Value Portfolio
 each a portfolio of Premier VIT
hear in after referred to
as the Company as of and for the
year ended December 31 2006
 in accordance with the standards
of the Public Company Accounting Oversight
Board United States we
considered the Companys internal control over financial reporting including control activities for safeguarding
 securities as a basis for designing
our auditing procedures for the purpose
 of expressing our opinion
on the financial statements and to
comply with the requirements of Form
NSAR but not for the purpose of expressing
 an opinion on the effectiveness of
the Companys internal control over
financial reporting Accordingly we
express no such opinion.
The management of the Company is
responsible for establishing and maintaining effective internal control over financial reporting.  In fulfilling
 this responsibility estimates and
judgments by management are required to
 assess the expected
benefits and related costs of controls.
 A companys internal control over
 financialreporting is a process esigned
 to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external
purposes inaccordance with generally accepted
 accounting principles.  Such internal
control over financial
 reporting includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisitionuse or disposition of a companys assets that could have a material effect on the financial statements.
Because of its inherent limitations
internal control over financial reporting may not prevent
 or detect misstatements. Also projections of any evaluation of effectiveness to future periods are subject to the risk that controls may becomeinadequate because of changes in conditionsor that the degree of compliance with the policies or procedures may deteriorateA control deficiency exists when the design or
operation of a control does not
allow management or employees in the
 normal course of performing
their assigned functions to
 prevent or detect misstatements on a
timely basis. A significant deficiency
 is a control deficiency or combination
 of control deficiencies that adversely
affects the companys ability to initiate authorize record process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the companys annual or interim financial statements that is more than
 inconsequential will not be prevented
 or detected.  A material weakness is
a control deficiency or combination
of control deficiencies that results
in more than a remote likelihood that
a material misstatement of the annual
or interim financial statements will
 not be prevented or detected.
Our consideration of the Companys
 internal control over financial
reporting was for the limited purpose
 described in the first paragraph and
would not necessarily disclose all
 deficiencies in internal
 control over financial reporting that
might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight
 Board United States
However we noted no deficiencies
in the Companys internal control over
financial reporting and its operation
including controls for safeguarding securities that we consider to be material weaknesses as defined above as of December 31 2006.This report is intended solely for the information
 and use of management and the
Board of Trustees
of Premier VIT and the
Securities and Exchange
Commission and is not intended to
 be and should
not be used by anyone other than
these specified parties.
PricewaterhouseCoopers LLP
New York New York
February 16 2007